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                                                                   EXHIBIT 10.35



                          VITAS HEALTHCARE CORPORATION
                      1994 MANAGEMENT EQUITY INCENTIVE PLAN
                      NON-INCENTIVE STOCK OPTION AGREEMENT

                                 [Time Vesting]
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                          VITAS HEALTHCARE CORPORATION
                      1994 MANAGEMENT EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT


                                TABLE OF CONTENTS

1.   Grant of Option ......................................................    1

2.   Terms of Plan ........................................................    2

3.   Price ................................................................    2

4.   Vesting in Options ...................................................    2
     4(a) General .........................................................    2
     4(b) Service Requirement .............................................    2
     4(c) Performance Targets .............................................    2

5.   Exercise of Option ...................................................    3
     5(a) Time of Exercise of Option ......................................    3
     5(b) Termination of Option ...........................................    3
     5(c) Limitations on Exercise of Option ...............................    4
     5(d) Method of Exercise of Option ....................................    4
     5(e) Parachute Limitations ...........................................    4

6.   Transferability ......................................................    5
     6(a) Transferability of Options ......................................    5
     6(b) Nontransferability of Shares ....................................    5
     6(c) Repurchase Rights ...............................................    6
     6(d) Purchase of Option ..............................................    6
     6(e) Publicly Traded Stock ...........................................    7
     6(f) Installment Payments ............................................    7
     6(g) Legend Describing Restrictions and
            Obligations ...................................................    7

7.   Effect of Changes in Capitalization ..................................    7
     7(a) Changes in Stock ................................................    7
     7(b) Reorganization in Which the Corporation
            Is the Surviving Corporation ..................................    8
     7(c) Dissolution, Liquidation, Sale of Assets,
            Reorganization in Which the Corporation
            Is Not the Surviving Corporation, Etc. ........................    8
     7(d) Adjustments .....................................................    9
     7(e) No Limitations on Corporation ...................................    9


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     7(c) Dissolution, Liquidation, Sale of Assets,
            Reorganization in which the Corporation
            Is Not the Surviving Corporation, Etc. ........................    7
     7(d) Adjustments .....................................................    8
     7(e) No Limitations on Corporation ...................................    8

8.   Requirements of Law ..................................................    8

9.   Rights as Stockholder ................................................    9

10.  Withholding of Taxes .................................................    9

11.  Disclaimer of Rights .................................................   10

12.  Interpretation of this Option Agreement ..............................   10

13.  Governing Law ........................................................   10

14.  Approval by Stockholders .............................................   10

15.  Binding Effect .......................................................   10

16.  Notice ...............................................................   10

17.  Entire Agreement .....................................................   10


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                                                                    Time Vesting


                          VITAS HEALTHCARE CORPORATION
                      1994 MANAGEMENT EQUITY INCENTIVE PLAN
                      NON-INCENTIVE STOCK OPTION AGREEMENT


      This Stock Option Agreement (the "Option Agreement") is made as of ______________, 199__, by and between Vitas Healthcare Corporation, a Delaware corporation (the "Corporation"), and _______________, an individual who is employed by or otherwise has a relationship with the Corporation or its subsidiaries (the "Optionee").

      WHEREAS, the Board of Directors of the Corporation has duly adopted and approved the Vitas Healthcare Corporation 1994 Management Equity Incentive Plan (the "Plan"), subject to approval by the stockholders of the Corporation, which Plan authorizes the Corporation to grant to eligible individuals options for the purchase of shares of the Corporation's common stock, par value $.001 per share, (the "Stock"); and

      WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan (including Section 4(a) of the Plan), an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Corporation and any "subsidiary corporation" thereof within the meaning of
Section 424(f) of the Internal Revenue Code of 1986 (a "Subsidiary"), all according to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

      1. Grant of Option. Subject to the terms of the Plan (attached hereto as Exhibit A), and to the requisite approval of the Plan by the stockholders of the Corporation, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions set forth in the Plan and in this Option Agreement, ____________ (____) shares of Stock. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The date of grant of this Option is _______________ 199__, the date on which the grant of the Option was approved by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board").
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      2. Terms of Plan. The Option granted pursuant to this Option Agreement is granted subject to the terms and conditions set forth in the Plan. All terms and conditions of the Plan, as it may be amended from time to time, are hereby incorporated into this Option Agreement by reference and shall be deemed to be part of this Option Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Option Agreement. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

      3. Price. The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Option Agreement is $____ per share.

      4. Vesting in Options. The Option becomes vested (i.e., nonforfeitable) as to 25% of the shares of Stock purchasable pursuant to the Option on or after ___________, 199__ (the "Anniversary Date"), if Optionee has been providing services to the Corporation or a Subsidiary continuously from the date of grant to the Anniversary Date. Thereafter, so long as continuous service has not been interrupted, the Option becomes vested (i.e., nonforfeitable) as to an additional 25% of the shares of Stock subject to the Option on or after each of the next three anniversaries of the Anniversary Date. Service for this purpose includes service as an employee, director or independent contractor providing services to the Corporation or a Subsidiary. For purposes of the Option Agreement, termination of service would not be deemed to occur if the Optionee, after terminating service in one capacity, continues to provide service to the Corporation or any Subsidiary in another capacity. Termination of service is sometimes also referred to herein as termination of employment or other relationship with the Corporation or its Subsidiaries. Termination of service (regardless of whether with or without cause or by reason of death, disability or voluntary resignation) results in forfeiture of that portion of the Option (if any) that has not yet vested (i.e., become nonforfeitable) but does not affect the exercisability of that portion of the Option (if any) that has vested and which continues to be subject to the limitations on exercise set forth in this Option Agreement and the Plan.

      5. Exercise of Option. Except as otherwise provided herein, and subject to the provisions of the Plan, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

            (a) Time of Exercise of Option. The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Option Agreement and in the Plan), to the extent the Option is vested (i.e., nonforfeitable) and has not terminated under Section 5(b), on the earliest of the following: (i) nine years and ten months after the date of grant; (ii) the closing of a bona fide, firm commitment underwritten public offering of the Common Stock of the Corporation pursuant to a registration statement declared effective under the Securities Act of


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1933, as amended, and (iii) receipt by the Optionee of notice from the
Corporation that the Corporation has entered into a definitive agreement or the Board has adopted definitive resolutions calling for the Corporation, subject to certain terms and conditions, to effect a transaction or event described in
Section 7(c). No single exercise of the Option shall be for less than 100 shares of Stock, unless the number of shares purchased is the total number at the time available for purchase under this Option.

            (b) Termination of Option. The Option shall terminate upon the earliest of (i) the expiration of a period of ten years from the date of grant of the Option, as set forth in Section 1 above, (ii) the occurrence of a transaction or event described in Section 7(c) which causes termination of the Option, (iii) the Optionee's termination of employment or other relationship with the Corporation or a Subsidiary to the extent the Option has not become vested (i.e., nonforfeitable) in accordance with Section 4 or (iv) the purchase of the Option by the Corporation pursuant to Section 6(d).

            (c) Limitations on Exercise of Option. Notwithstanding the foregoing Subsections, in no event may the Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Corporation and in the event the stockholders fail to approve the Plan within one year of the date of its adoption by the Board, the Option shall be null and void and of no effect.

            (d) Method of Exercise of Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Corporation, at its principal office, addressed to the attention of the President, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made in cash or by certified check payable to the order of the Corporation. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Corporation shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

            (e) Parachute Limitations. Notwithstanding any other provision of this Option Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation or any Subsidiary or Affiliate (as defined in Section 6(b)), except an agreement, contract, or understanding hereafter entered into that expressly


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modifies or excludes application of this Section (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation (or any such Subsidiary or Affiliate) for the direct or indirect compensation of the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, the Option and any right to receive any payment or other benefit under the Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for Optionee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Option to be considered "a parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Option, in conjunction with all other rights, payments, or benefits to or for the Optionee under the Plan, any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under the Option that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under the Option, the Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under the Option be deemed to be a Parachute Payment.

      6. Transferability.

            (a) Transferability of Options. During the lifetime of the Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

            (b) Nontransferability of Shares. The Optionee (or any other person who is entitled to exercise an Option pursuant to the terms of the Plan and this Option Agreement) shall not sell, pledge, assign, gift, transfer or otherwise dispose of any shares of Stock acquired pursuant to the Option to anyone without first offering such Stock to the Corporation for purchase on the same terms and conditions as those offered to the proposed transferee. Any individual who


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proposes such a transfer (the "Transferor") shall notify the Corporation, in writing, of the identity of the proposed transferee and the terms and conditions of such proposed transfer. The Corporation may exercise its right of first refusal under this Subsection within 90 days after receiving such notice of the proposed transfer. The Corporation may assign its right of first refusal under this Subsection, in whole or in part, to (1) any stockholder of the Corporation who owns stock or securities of the Corporation (a "Stockholder"), (2) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Corporation or a Subsidiary for the benefit of employees of the Corporation or a Subsidiary (a "Benefit Plan"), or (3) any corporation or other trade or business that is controlled by or under common control with the Corporation (determined in accordance with the principles of Section 414(b) and Section 414(c) of the Code and the regulations thereunder) (an "Affiliate"). The Corporation shall give reasonable written notice to the Transferor of any such assignment of its rights. If the Corporation (or its permitted assignee) fails to exercise such right of first refusal during this 90-day period, the Transferor may proceed with the proposed transfer at any time within the next 45 days, and if he does not do so, the restrictions of this Subsection shall re-apply. These restrictions also shall re-apply to any person to whom Stock that was originally acquired pursuant to an Option is sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of without regard to the number of such subsequent transferees or the manner in which they acquire the Stock. Notwithstanding the foregoing, the restrictions of this Subsection shall not apply to a transfer of Stock that occurs as a result of the death of the Transferor or of any subsequent transferee but such restrictions shall apply to the executor, administrator or personal representative, the estate and the legatees, beneficiaries and assigns thereof.

            (c) Repurchase Rights. Upon the termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary, the Corporation shall have the right, for a period of twelve months following such termination, to repurchase any or all of the shares of Stock acquired pursuant to such Option, at a price equal to the fair market value of such shares on the date the Corporation delivers to the Optionee, or other holder of such shares of Stock, notice that it is exercising its repurchase rights. Upon the exercise of the Option granted hereunder following the termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary, the Corporation shall have the right, for a period of twelve months following such exercise, to repurchase any or all of the shares of Stock acquired by the Optionee pursuant to such exercise of such Option, at a price equal to the fair market value of such shares on the date the Corporation delivers to the Optionee, or other holder of such shares of Stock, notice that it is exercising its repurchase rights. In the event that the Corporation determines that it cannot or will not exercise its rights to purchase Stock pursuant to this Subsection, in whole or in part, the Corporation may assign its rights hereunder, in whole or in part, to a Stockholder, a Benefit Plan or an Affiliate.

The Corporation shall give reasonable written notice to the Optionee of any assignment of its rights. "Fair market value", for purposes of this Subsection, shall be determined by the Board in the same manner specified in the Plan for determining the Option Price. A notice of repurchase given pursuant to this Subsection shall specify the price and date of closing of such repurchase, which shall be no later than 30 days from the date of such notice. In the event any such repurchase rights are exercised in accordance with this Subsection, the holder of the Stock being repurchased shall be obligated to sell such Stock pursuant to the exercise of such rights.

            (d) Purchase of Option. Upon the termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary, the Corporation shall have the right, at all times before the Option is exercised, to purchase the vested (i.e., nonforfeitable) portion of the Option, in whole or in part, at a price equal to the value of such Option on the date the Corporation delivers to the Optionee (or transferee of the Option pursuant to Section 6(a)), notice that it is exercising such purchase rights. For this purpose, the value of the Option is equal to the excess (if any) of the fair market value of the shares of Stock that are subject to the Option, determined by the Board in the same manner specified in the Plan for determining the Option Price as of the date of notice, over the aggregate Option Price of such shares. Upon payment (or tender of payment) in the applicable amount to the Optionee (or transferee of the Option), the vested (i.e. nonforfeitable) portion of the Option shall be terminated and, if payment has been tendered but not made, shall only represent the right to receive such payment without interest. A notice of purchase given pursuant to this Subsection shall specify the price and date of closing of such purchase which shall be no later than 30 days from the date of such notice. In the event any such purchase right is exercised in accordance with this Subsection, the Optionee (or holder of the Option being purchased) shall be obligated to sell such Option pursuant to the exercise of such rights.

            (e) Publicly Traded Stock. If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, the foregoing restrictions, purchase and repurchase rights of Sections 6(b), 6(c) and 6(d) shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

            (f) Installment Payments. In the case of any purchase of Stock or an Option under this Section 6, at the option of the Corporation or its permitted assignee the Corporation or its permitted assignee may pay the Optionee, transferee of the Option or other registered owner of the Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The


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

Corporation or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

            (g) Legend Describing Restrictions and Obligations. The Board or Committee may cause a legend to be placed prominently on certificates representing Stock issued pursuant to this Plan in order to give notice of the transferability restrictions, repurchase rights and other obligations imposed by this Section.

      7. Effect of Changes in Capitalization

            (a) Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the date of grant of the Option, the number and kind of shares of Stock for which the Option was granted shall be adjusted proportionately and accordingly so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in the Option shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

            (b) Reorganization in which the Corporation Is the Surviving Corporation. Subject to Subsection 7(c)(iv) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

            (c) Dissolution, Liquidation, Sale of Assets, Reorganization in Which the Corporation Is Not the Surviving Corporation, Etc. The Option shall terminate (i) upon the dissolution or liquidation of the Corporation, or (ii) upon a merger, consolidation, or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation,


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

or (iii) upon a sale of substantially all of the assets of the Corporation to another person or entity, or (iv) upon a merger, consolidation or reorganization (or other transaction if so determined by the Board in its sole discretion) in which the Corporation is the surviving corporation, that is approved by the Board and that results in any person or entity (other than persons who are holders of Stock of the Corporation at the time the Plan is approved by the stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, except to the extent provision is made in writing in connection with any such transaction covered by clauses (i) through (iv) for the assumption of the Option or for the substitution for the Option of a new option(s) covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Option theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right (subject to the general limitations on exercise set forth in Section 5), during such period occurring before such termination as the Board in its sole discretion shall determine and designate, and in any event immediately before the occurrence of such termination, to exercise such Option in whole or in part, to the extent that such Option was otherwise exercisable at the time such termination occurs. The Corporation shall send written notice of a transaction or event that will result in such a termination to Optionee not later than the time at which the Corporation gives notice thereof to its stockholders.

            (d) Adjustments. Adjustments under this Section 7 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

            (e) No Limitations on Corporation. The grant of the Option shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

      8. Requirements of Law. The Corporation shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the Optionee, the individual exercising the Option, or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory or self-regulatory body is necessary or desirable as a condition of, or in connection with the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered thereby, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

      9. Rights as Stockholder. Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the stockholder of record on the books of the Corporation.

      10. Withholding of Taxes. The parties hereto recognize that the Corporation or a Subsidiary may be obligated to withhold federal, state and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or by certified check payable to the order of the Corporation or a Subsidiary.

      11. Disclaimer of Rights. No provision in this Option Agreement shall be construed to confer upon the Optionee the right to remain in the employ or service of or to maintain a relationship with the Corporation or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Corporation or any Subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Corporation or any Subsidiary.

      12. Interpretation of this Option Agreement. All decisions and interpretations made by the Board or the Committee thereof with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

      13. Governing Law. This Option Agreement shall be governed by the laws of the State of Delaware (excluding its choice of law rules).

      14. Approval by Stockholders. This Option Agreement and the issuance of any shares under it are expressly subject to the approval of the Plan by the stockholders of the Corporation as provided for therein. The Option shall not in any event be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided for therein.

      15. Binding Effect. Subject to all restrictions provided for in this Option Agreement, the Plan and by applicable law limiting assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

      16. Notice. Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation at its principal office, addressed to the attention of the President, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee. Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation.

      17. Entire Agreement. This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed in their name and on their behalf, as of the day and year first above written.



                                   VITAS HEALTHCARE CORPORATION

                                   By:_________________________________

                                   Title:______________________________


                                   OPTIONEE:

                                   ____________________________________


                                   ADDRESS FOR NOTICE TO OPTIONEE:

                                   ____________________________________
                                        Number         Street


                                   ____________________________________
                                   City      State     Zip Code


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